UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 17, 2005

SHEFFIELD PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 01-12584

Delaware	13-3808303
(State of Incorporation)	(I.R.S. Employer Identification No.)

1220 Glenmore Drive Apopka, FL	32712
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (407) 880-2213

TABLE OF CONTENTS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT Back to Table of Contents

Sheffield Pharmaceuticals, Inc., a Delaware corporation, is sometimes referred to herein as "we", "us", "our", "Company" and the "Registrant". On October 3, 2005, the Registrant executed a Letter of Intent to acquire PremierBPO, Inc. ("Premier"). On October 17, 2005, the Registrant and Premier mutually agreed to terminate the Letter of Intent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ Michael F. Manion Michael F. Manion CEO, CFO and Chairman of the Board Date: October 18, 2005